Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Navitas Semiconductor Corporation (the “Company”) for the fiscal quarter ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Todd Glickman, Sr. V.P., Interim Chief Financial Officer and Treasurer, and principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 16, 2022    /s/ Todd Glickman
    Todd Glickman
    Sr. V.P., Interim Chief Financial Officer and Treasurer
    (principal financial and accounting officer)